Exhibit 99.1

Tronox Reports Fourth Quarter and Full Year 2017 Financial Results

Fourth Quarter 2017 Highlights (1):

•	Strong operating and financial performance; momentum continues into 2018

•	Revenue of $464 million up 32 percent versus prior year

•	GAAP diluted EPS of $0.00; adjusted diluted EPS of $0.12 (Non-GAAP)

•	Income from operations of $60 million; adjusted EBITDA of $135 million up 125 percent versus prior year (Non-GAAP)

•	TiO2 income from operations up more than five-fold to $93 million; adjusted EBITDA of $156 million up 95 percent versus prior year;

•	TiO2 adjusted EBITDA margin of 34 percent; free cash flow of $68 million (2)

Full Year 2017 Highlights (1):

•	Revenue of $1,698 million up 30 percent versus prior year

•	Income from operations of $138 million; adjusted EBITDA of $420 million up 153 percent versus prior year (Non-GAAP)

•	TiO2 income from operations of $261 million; adjusted EBITDA of $500 million up 112 percent versus prior year; adjusted EBITDA margin of 29 percent

•	TiO2 free cash flow of $345 million up 33 percent versus prior year (2)

1)	Continuing operations include TiO2 and Corporate; Alkali Chemicals reported as discontinued operations, all prior periods revised accordingly

2)	Free cash flow equals cash flow provided by (used in) operating activities less capital expenditures (Non-GAAP)

STAMFORD, Conn., (March 1, 2018) – Tronox Limited (NYSE:TROX) reported revenue of $464 million for the fourth quarter 2017, up 32 percent from $352 million in the year-ago quarter and up 7 percent from $435 million in the prior quarter.  Income from operations of $60 million increased from $1 million in the year-ago quarter and $51 million in the prior quarter.  Net income from continuing operations attributable to Tronox Limited was breakeven, or $0.00 per diluted share, compared to net income from continuing operations attributable to Tronox Limited of $97 million, or $0.81 per diluted share, in the year-ago quarter, which included a corporate reorganization tax benefit and restructuring benefit of $138 million, or $1.14 per diluted share, and a net loss from continuing operations attributable to Tronox Limited of $31 million, or ($0.26) per diluted share in the prior quarter.  Net income from continuing operations attributable to Tronox Limited in the fourth quarter included Cristal acquisition-related expenses of $15 million.  Excluding acquisition expenses, adjusted net income from continuing operations attributable to Tronox Limited (Non-GAAP) was $15 million, or $0.12 per diluted share.  Adjusted EBITDA of $135 million increased 125 percent compared to $60 million in the year-ago quarter and 10 percent compared to $123 million in the prior quarter.

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The Board of Directors declared a quarterly dividend of $0.045 per share payable on March 26, 2018, to shareholders of record of the company’s Class A and Class B ordinary shares at the close of business on March 12, 2018.

Jeffry Quinn, president and chief executive officer of Tronox, said: “The fourth quarter provided a strong finish to a very successful year for us strategically, financially and operationally.  We continued to build on the momentum generated in earlier quarters – momentum that we see continuing in 2018.  Our TiO2 business delivered robust performance in the quarter, posting revenue growth of 32 percent, a more than five-fold increase in income from operations, adjusted EBITDA growth of 95 percent and an adjusted EBITDA margin of 34 percent.  This high level of performance clearly reflects the benefits of our vertical integration, as both our pigment and mineral sands operations delivered strong revenue and profit growth.  Our results also reflect the extraordinary work by our global TiO2 team to reduce costs through the successful implementation of their Operational Excellence program.  We are confident that 2018 will be another year of strong performance and a transformational one for us as we look forward to closing the Cristal TiO2 acquisition and unlocking for our shareholders the significant value inherent in the combination.”

Fourth Quarter 2017

Tronox TiO2

TiO2 segment revenue of $464 million increased 32 percent compared to $352 million in the year-ago quarter, driven primarily by higher selling prices for pigment, zircon and pig iron.   Pigment sales of $316 million increased 28 percent compared to $246 million in the year-ago quarter, as sales volumes increased 2 percent and average selling prices increased 26 percent (23 percent on a local currency basis).  Pigment selling prices were higher in all regions.  Titanium feedstock and co-products sales of $133 million increased 45 percent from $92 million in the year-ago quarter, as sales volume gains and higher selling prices were broad-based.  Zircon sales volumes were 4 percent lower while selling prices increased 38 percent.  Natural rutile sales benefited from 15 percent higher sales volumes and 10 percent higher selling prices.  Pig iron sales volumes increased 87 percent and selling prices increased 32 percent.  CP titanium slag sales volumes and selling prices were essentially level compared to the year-ago quarter.  Ilmenite sales volumes increased 33 percent while selling prices were 14 percent lower due to product mix.

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Compared sequentially, TiO2 segment revenue of $464 million increased 7 percent versus $435 million in the prior quarter, driven by sales volume increases for zircon, natural rutile, pig iron and ilmenite, coupled with higher pigment, zircon and natural rutile selling prices.  Pigment sales of $316 million were essentially level to $317 million in the seasonally stronger third quarter.  Sales volumes were 5 percent lower, reflecting a normal seasonally lighter fourth quarter, while selling prices increased 5 percent (5 percent on a local currency basis).  Selling prices were higher in all regions.  Titanium feedstock and co-products sales of $133 million increased 23 percent from $108 million in the third quarter, driven by broad-based sales volume gains and higher selling prices.  Zircon sales volumes increased 10 percent and selling prices increased 16 percent.  Natural rutile sales volumes increased 15 percent and selling prices increased 10 percent.  Pig iron sales volumes increased 19 percent while selling prices were 6 percent lower.  Sales volumes for CP titanium slag were level to the third quarter and selling prices increased 6 percent.  Ilmenite sales volumes increased 37 percent while selling prices were 9 percent lower due to product mix.

TiO2 segment adjusted EBITDA of $156 million increased 95 percent from $80 million in the year-ago quarter, driven by higher sales for pigment, zircon, natural rutile and pig iron, coupled with the benefit of higher production efficiency across our integrated operations.  Compared sequentially, segment adjusted EBITDA of $156 million improved by 15 percent from $136 million in the prior quarter, driven by higher pigment selling prices, as well as higher sales volumes and selling prices for zircon and natural rutile.  TiO2 segment income from operations of $93 million increased from $18 million in the year-ago quarter and $75 million in the prior quarter.  TiO2 delivered free cash flow of $68 million in the fourth quarter, as cash provided by operating activities was $96 million and capital expenditures were $28 million.

Corporate

Corporate loss from operations was $33 million, compared to a loss from operations of $17 million in the year-ago quarter and a loss from operations of $24 million in the prior quarter.  The loss from operations in the fourth quarter included expenses of $15 million related to the Cristal acquisition.  Corporate adjusted EBITDA of ($21) million compared to ($20) million in the year-ago quarter and ($13) million in the prior quarter which reflects the impact of reclassifying $5 million of Alkali transactional costs to discontinued operations.  Corporate cash used in operations was $24 million.

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Consolidated

Selling, general and administrative expenses were $65 million, which included $15 million related to the Cristal acquisition, compared to $54 million in the year-ago quarter and $55 million in the prior quarter.  Interest and debt expense of $48 million compared to $47 million in the year-ago quarter and $47 million in the prior quarter.  On December 31, 2017, gross consolidated debt was $3,147 million, and debt net of cash and cash equivalents was $1,381 million, including $650 million of cash restricted for the Cristal transaction.  Liquidity was $2,059 million comprised of cash and cash equivalents of $1,766 million, including the $650 million of restricted cash, and $293 million available under revolving credit agreements.  Capital expenditures were $28 million and depreciation, depletion and amortization expense was $46 million.

Full Year 2017

Revenue of $1,698 million increased 30 percent from $1,309 million in 2016.  Income from operations of $138 million improved significantly from a loss from operations of ($56) million in the prior year.  Net loss from continuing operations attributable to Tronox Limited of $106 million, or ($0.89) per diluted share, which included Cristal acquisition-related expenses, restructuring income and a loss on the extinguishment of debt of $75 million, or $0.62 per diluted share, compared to a net loss from continuing operations attributable to Tronox Limited of $140 million, or ($1.20) per diluted share, which included a corporate reorganization tax benefit, restructuring expense and a gain on the extinguishment of debt of $110 million, or $0.94 per diluted share, in the prior year.  Adjusted net loss from continuing operations attributable to Tronox Limited of $31 million, or ($0.27) per diluted share improved from an adjusted net loss from continuing operations attributable to Tronox Limited of $250 million, or ($2.14) per diluted share, in the prior year.  Adjusted EBITDA of $420 million increased 153 percent compared to adjusted EBITDA of $166 million in prior year.

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Tronox TiO2

TiO2 segment revenue of $1,698 million increased 30 percent compared to $1,309 million in the prior year, driven by higher sales for pigment and all titanium feedstock and co-products.  Pigment sales volumes increased 4 percent and selling prices increased 20 percent.  Selling prices were higher in all regions.  Titanium feedstock and co-products sales volumes increased 40 percent and selling prices increased 9 percent.  Income from operations of $261 million improved significantly from income from operations of $6 million in the prior year.  Adjusted EBITDA of $500 million increased 112 percent from $236 million in the prior year.  With cash provided by operating activities of $434 million and capital expenditures of $89 million, TiO2 delivered free cash flow of $345 million.

Corporate

Corporate loss from operations was $123 million, compared to a loss from operations of $62 million in the prior year.  Corporate loss from operations included Cristal acquisition-related expenses of $48 million.  Corporate adjusted EBITDA was ($80) million compared to adjusted EBITDA of ($70) million in the prior year.

Consolidated

Selling, general and administrative expenses for the year were $251 million compared to $189 million in the prior year.  Selling, general and administrative expenses included Cristal acquisition-related expenses of $48 million.  Interest and debt expense of $188 million compared to $185 million last year.  Capital expenditures for the year were $91 million compared to $86 million in the prior year.  Depreciation, depletion and amortization expense was $182 million compared to $177 million in the prior year.

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Webcast Conference Call

Tronox will conduct a conference call today, Thursday, March 1, 2018, at 8:30 a.m. ET (New York).  The live call is open to the public via internet broadcast and telephone.

Internet Broadcast:  http://www.tronox.com
Dial-in Telephone Numbers:
U.S. / Canada: +1.877.831.3840
International: +1.253.237.1184
Conference ID: 1097888

Conference Call Presentation Slides will be used during the conference call and are available on our website: http://www.tronox.com

Webcast Conference Call Replay: Available via the internet and telephone beginning today, March 1, 2018, at 11:30 a.m. ET (New York), until 11:30 p.m. ET (New York), March 7, 2018.

Internet Replay: http://www.tronox.com
Replay Dial-in Telephone Numbers:
U.S. / Canada: +1.855.859.2056
International: +1.404.537.3406
Conference ID: 1097888

Upcoming Conferences

During the first quarter 2018, a member of management is scheduled to present at the following conference:

•	Barclays Materials ROC Stars Conference, New York, March 28, 2018

Accompanying conference materials will be available at http://investor.tronox.com

About Tronox

Tronox Limited is a vertically integrated mining and inorganic chemical business. The Company mines and processes titanium ore, zircon and other minerals, and manufactures titanium dioxide pigments that add brightness and durability to paints, plastics, paper, and other everyday products. For more information, visit tronox.com.

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Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the company's filings with the Securities and Exchange Commission (SEC), including those under the heading entitled “Risk Factors" in our Form 10-Q for the periods ended June 30, 2017 and September 30, 2017, and our Annual Report on Form 10-K for the year ended December 31, 2016.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

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Use of Non-U.S. GAAP Financial Information

To provide investors and others with additional information regarding Tronox Limited's operating results, we have disclosed in this press release certain non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow and Adjusted net loss attributable to Tronox.  These non-U.S. GAAP financial measures are a supplement to and not a substitute for or superior to, the company's results presented in accordance with U.S. GAAP.  The non-U.S. GAAP financial measures presented by the company may be different from non-U.S. GAAP financial measures presented by other companies.  The non-U.S. GAAP financial measures are provided to enhance the user's overall understanding of the company's operating performance. Specifically, the company believes the non-U.S. GAAP information provides useful measures to investors regarding the company's financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results.  The presentation of these non-U.S. GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.  A reconciliation of the non-U.S. GAAP financial measures to U.S. GAAP results is included herein.

Management believes these non-U.S. GAAP financial measures:

•
Reflect Tronox Limited's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude income and expense that are not reflective of ongoing operating results;

•
Provide useful information to investors and others in understanding and evaluating Tronox Limited's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods;

•
Provide additional view of the operating performance of the company by adding interest expenses, taxes, depreciation, depletion and amortization to the net income.  Further adjustments due to gain (loss) on extinguishment of debt  and stock-based compensation charges attempt to exclude items that are either non-cash or unusual in nature;

•	Assist investors to assess the company's compliance with financial covenants under its debt instruments;

•
Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to measures of our financial performance as determined in accordance with U.S. GAAP, such as net income (loss). Because other companies may calculate EBITDA and Adjusted EBITDA differently than Tronox, EBITDA may not be, and Adjusted EBITDA as presented in this release is not, comparable to similarly titled measures reported by other companies, and

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•
We believe that the non-U.S. GAAP financial measure “Adjusted net loss attributable to Tronox Limited” and its presentation on a per share basis provide useful information about our operating results to investors and securities analysts. We also believe that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of our underlying businesses from period to period.

Media Contact: Melissa Zona
+1.636.751.4057

Investor Contact: Brennen Arndt
+1.203.705.3730

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TRONOX LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)

(Millions of U.S. dollars, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,

	2017	2016	2017	2016
Net sales	$464	$352	$1,698	$1,309
Cost of goods sold	339	298	1,310	1,175
Gross profit	125	54	388	134
Selling, general, and administrative expenses	(65)	(54)	(251)	(189)
Restructuring income (expense)	-	1	1	(1)
Income (loss) from operations	60	1	138	(56)
Interest and debt expense, net	(48)	(47)	(188)	(185)
Gain (loss) on extinguishment of debt	-	-	(28)	4
Other income (expense), net	(14)	(5)	(9)	(27)
Income (loss) from continuing operations before income taxes	(2)	(51)	(87)	(264)
Income tax (provision) benefit	4	150	(6)	125
Net income (loss) from continuing operations	2	99	(93)	(139)
Net income (loss) from discontinued operations, net of tax	-	24	(179)	79
Net income (loss)	2	123	(272)	(60)
Net income (loss) attributable to noncontrolling interest	2	2	13	1
Net income (loss) attributable to Tronox Limited	$-	$121	$(285)	$(61)

Net income (loss) per share, basic:
Continuing operations	$-	$0.84	$(0.89)	$(1.20)
Discontinued operations	$-	$0.21	$(1.50)	$0.68
Net income (loss) per share, basic	$-	$1.05	$(2.39)	$(0.52)

Net income (loss) per share, diluted:
Continuing operations	$-	$0.81	$(0.89)	$(1.20)
Discontinued operations	$-	$0.20	$(1.50)	$0.68
Net income (loss) per share, diluted	$-	$1.01	$(2.39)	$(0.52)

Weighted average shares outstanding, basic (in thousands)	120,939	116,319	119,502	116,161
Weighted average shares outstanding, diluted (in thousands)	120,939	120,881	119,502	116,161

Other Operating Data:
Capital expenditures	$28	$27	$91	$86
Depreciation, depletion and amortization expense	$46	$46	$182	$177

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TRONOX LIMITED
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)

(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF NET INCOME (LOSS)
ATTRIBUTABLE TO TRONOX LIMITED  (U.S. GAAP)
TO ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX LIMITED (NON-U.S. GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Net income (loss) attributable to Tronox Limited (U.S. GAAP)	$-	$121	$(285)	$(61)
Net income (loss) from discontinued operations, net of tax (U.S. GAAP)	-	24	(179)	79
Net income (loss) from continuing operations attributable to Tronox Limited (U.S. GAAP)	$-	$97	$(106)	$(140)
Acquisition related matters (a)	15	-	48	-
Restructuring (income) expense (b)	-	(1)	(1)	1
(Gain) loss on extinguishment of debt (c)	-	-	28	(4)
Tax impact of reorganization (d)	-	(137)	-	(107)
Adjusted net income (loss) from continuing operations attributable to Tronox Limited (non-U.S. GAAP) (e)	$15	$(41)	$(31)	$(250)

Diluted net income (loss) per share from continuing operations (U.S. GAAP)	$-	$0.81	$(0.89)	$(1.20)

Acquisition related expense, per share	0.12	-	0.40	-
Restructuring (income) expense, per share	-	(0.01)	(0.01)	0.01
(Gain) loss on extinguishment of debt, per share	-	-	0.23	(0.03)
Tax impact of reorganization, per share	-	(1.13)	-	(0.92)
Diluted adjusted net income (loss) from continuing operations per share attributable to Tronox Limited (non-U.S. GAAP)	$0.12	$(0.33)	$(0.27)	$(2.14)

Weighted average shares outstanding, diluted (in thousands)	120,939	120,881	119,502	116,161

(a)   Represents transaction costs associated with the Cristal Transaction which were recorded in "Selling, general and administrative expenses" in the unaudited Consolidated Statements of Operations during the year ended December 31, 2017.
(b)   Represents severance and other costs associated with the shutdown of our sodium chlorate plant and other global restructuring efforts, which was recorded in "Restructuring income (expense)" in the unaudited Consolidated Statements of Operations.
(c)   Represents a $28 million loss which includes a $22 million loss associated with the redemption of the outstanding balance of our Senior Notes due 2020, $1 million of unamortized original debt issuance costs from the repayment of the UBS Revolver, and $5 million of debt issuance costs from the refinancing activities associated with the term loans. During 2016, the $4 million gain was associated with the repurchase of $20 million face value of our Senior Notes due 2020 and Senior Notes due 2022.  These amounts were recorded in “Gain (loss) on extinguishment of debt” in the unaudited Consolidated Statements of Operations.
(d)   Represents the benefit of corporate reorganization recorded in the unaudited Consolidated Statements of Operations. For the three months ended December 31, 2016 we recorded a tax benefit of $139 million offset by a foreign currency remeasurement loss of $2 million. For the year ended December 31, 2016 we recorded a tax benefit of $110 million offset by a foreign currency remeasurement loss of $3 million.
(e)   No income tax impact given full valuation allowance except for South Africa restructuring related costs of less than $1 million.

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TRONOX LIMITED
SEGMENT INFORMATION
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net sales (TiO2)	$464	$352	$1,698	$1,309

TiO2 segment	$93	$18	$261	$6
Corporate	(33)	(17)	(123)	(62)
Income (loss) from operations	60	1	138	(56)
Interest and debt expense, net	(48)	(47)	(188)	(185)
Gain (loss) on extinguishment of debt	-	-	(28)	4
Other income (expense), net	(14)	(5)	(9)	(27)
Income (loss) from continuing operations before income taxes	(2)	(51)	(87)	(264)
Income tax provision	4	150	(6)	125
Net income (loss) from continuing operations	2	99	(93)	(139)
Net income (loss) from discontinued operations, net of tax	-	24	(179)	79
Net income (loss)	2	123	(272)	(60)
Net income (loss) attributable to noncontrolling interest	2	2	13	1
Net income (loss) attributable to Tronox Limited	$-	$121	$(285)	$(61)

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TRONOX LIMITED
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	December 31 2017	December 31 2016
ASSETS
Current Assets
Cash and cash equivalents	$1,116	$248
Restricted cash	653	3
Accounts receivable, net of allowance for doubtful accounts	336	278
Inventories, net	473	499
Prepaid and other assets	53	28
Income taxes receivable	8	11
Total assets of discontinued operations	-	1,671
Total current assets	2,639	2,738

Noncurrent Assets
Property, plant and equipment, net	1,115	1,092
Mineral leaseholds, net	885	877
Intangible assets, net	198	223
Inventories, net	3	14
Other long-term assets	24	20
Total assets	$4,864	$4,964

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$165	$136
Accrued liabilities	163	150
Short-term debt	-	150
Long-term debt due within one year	17	16
Income taxes payable	3	1
Total liabilities of discontinued operations	-	111
Total current liabilities	348	564

Noncurrent Liabilities
Long-term debt, net	3,130	2,888
Pension and postretirement healthcare benefits	103	115
Asset retirement obligations	79	73
Long-term deferred tax liabilities	171	151
Other long-term liabilities	18	20
Total liabilities	3,849	3,811

Commitments and Contingencies Shareholders’ Equity
Tronox Limited Class A ordinary shares, par value $0.01 — 92,717,935 shares issued and 92,541,463 shares outstanding at December 31, 2017 and 65,998,306 shares issued and 65,165,672 shares outstanding at December 31, 2016	1	1
Tronox Limited Class B ordinary shares, par value $0.01 — 28,729,280 and 51,154,280 shares issued and outstanding at December 31, 2017 and 2016, respectively.	-	-
Capital in excess of par value	1,558	1,524
Accumulated deficit	(327)	(19)
Accumulated other comprehensive loss	(403)	(497)
Total Tronox Limited shareholders' equity	829	1,009
Noncontrolling interest	186	144
Total equity	1,015	1,153
Total liabilities and equity	$4,864	$4,964

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TRONOX LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Millions of U.S. dollars)

	Year Ended December 31,
	2017	2016
Cash Flows from Operating Activities:
Net income (loss)	$(272)	$(60)
Net income (loss) from discontinued operations, net of tax	(179)	79
Net income (loss) from continuing operations	(93)	(139)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities, continuing operations:
Depreciation, depletion and amortization	182	177
Corporate Reorganization	-	(107)
Deferred income taxes	2	(9)
Share-based compensation expense	31	24
Amortization of deferred debt issuance costs and discount on debt	15	11
Pension and postretirement healthcare benefit (income) expense	3	2
(Gain) loss on extinguishment of debt	28	(4)
Other, net	37	50
Contributions to employee pension and postretirement plans	(23)	(19)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable, net	(50)	(21)
(Increase) decrease in inventories, net	60	107
(Increase) decrease in prepaid and other assets	(28)	(5)
Increase (decrease) in accounts payable and accrued liabilities	1	17
Increase (decrease) in income taxes payable	1	2
Cash provided by operating activities - continuing operations	166	86

Cash Flows from Investing Activities:
Capital expenditures	(91)	(86)
Debt proceeds restricted for Cristal acquisition	(651)	-
Proceeds from the sale of business	1,325	-
Proceeds from the sale of assets	-	2
Cash provided by (used in) investing activities - continuing operations	583	(84)

Cash Flows from Financing Activities:
Repayments of short-term debt	(150)	-
Repayments of long-term debt	(2,342)	(31)
Proceeds from long-term debt	2,589	-
Debt issuance costs	(37)	-
Call premium paid	(14)	-
Dividends paid	(23)	(46)
Restricted stock and performance-based shares settled in cash for taxes	(12)	(1)
Proceeds from the exercise of warrants and options	13	-
Cash provided by (used in) financing activities - continuing operations	24	(78)

Discontinued Operations:
Cash provided by operating activities	107	126
Cash used in investing activities	(25)	(33)
Net cash flows provided by discontinued operations	82	93

Effects of exchange rate changes on cash and cash equivalents	13	2
Net increase (decrease) in cash and cash equivalents	868	19
Cash and cash equivalents at beginning of period - continuing operations	248	229
Cash and cash equivalents at end of period - continuing operations	$1,116	$248

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TRONOX LIMITED
STATEMENT OF FREE CASH FLOWS (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended December 31, 2017			Year Ended December 31, 2017

	TiO2	Corporate	Consolidated	TiO2	Corporate	Consolidated

Income (loss) from operations (U.S. GAAP)	$93	$(33)	$60	$261	$(123)	$138
Depreciation, depletion and amortization expense	45	1	46	177	5	182
Other	18	11	29	62	38	100
Adjusted EBITDA (non-U.S. GAAP)	$156	$(21)	$135	$500	$(80)	$420

Adjusted EBITDA (non-U.S. GAAP)	$156	$(21)	$135	$500	$(80)	$420
Interest paid, net of capitalized interest and interest income	-	(20)	(20)	-	(177)	(177)
Income tax benefit (provision)	-	4	4	-	(6)	(6)
Transaction costs	-	(15)	(15)	-	(48)	(48)
Contributions to employee pension and postretirement plans	(5)	-	(5)	(23)	-	(23)
Deferred income taxes	-	(6)	(6)	-	2	2
Other	(43)	14	(29)	(41)	55	14

Changes in assets and liabilities
(Increase) decrease in accounts receivable, net	(21)	-	(21)	(50)	-	(50)
(Increase) decrease in inventories, net	12	-	12	60	-	60
(Increase) decrease in prepaid and other assets	(8)	(4)	(12)	(20)	(8)	(28)
Increase (decrease) in accounts payable and accrued liabilities	5	23	28	8	(7)	1
Increase (decrease) in income taxes payable	-	1	1	-	1	1
Subtotal	(12)	20	8	(2)	(14)	(16)

Cash provided by (used in) operating activities, continuing operations	96	(24)	72	434	(268)	166

Capital expenditures	(28)	-	(28)	(89)	(2)	(91)
Free cash flow (non-U.S. GAAP)	$68	$(24)	$44	$345	$(270)	$75

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TRONOX LIMITED
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Net income (loss) (U.S. GAAP)	$2	$123	$(272)	$(60)
Income (loss) from discontinued operations, net of tax (U.S. GAAP)	-	24	(179)	79
Net income (loss) from continuing operations (U.S. GAAP)	2	99	(93)	(139)
Interest and debt expense, net	48	47	188	185
Interest income	(5)	(1)	(10)	(3)
Income tax provision (benefit)	(4)	(150)	6	(125)
Depreciation, depletion and amortization expense	46	46	182	177
EBITDA (non-U.S. GAAP)	87	41	273	95
Transaction costs (a)	15	-	48	-
Share-based compensation (b)	5	6	31	24
Restructuring (income) expense (c)	-	(1)	(1)	1
(Gain) loss on extinguishment of debt (d)	-	-	28	(4)
Foreign currency remeasurement (gain) loss (e)	24	-	25	32
Other items (f)	4	14	16	18
Adjusted EBITDA (non-U.S. GAAP) (g)	$135	$60	$420	$166

(a)	Represents transaction costs associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Consolidated Statements of Operations.

(b)	Represents non-cash share-based compensation.

(c)
Represents severance and other costs associated with the shutdown of our sodium chlorate plant, and other global restructuring efforts which was recorded in "Restructuring income (expense)" in the unaudited Consolidated Statements of Operations.

(d)
Represents a $28 million loss which includes a $22 million loss associated with the redemption of the outstanding balance of our Senior Notes due 2020, $1 million of unamortized original debt issuance costs from the repayment of the UBS Revolver, and $5 million of debt issuance costs from the refinancing activities associated with the term loans. During 2016, the $4 million gain was associated with the repurchase of $20 million face value of our Senior Notes due 2020 and Senior Notes due 2022.  These amounts were recorded in “Gain (loss) on extinguishment of debt” in the unaudited Consolidated Statements of Operations.

(e)	Represents foreign currency remeasurement which is included in “Other income (expense), net” in the unaudited Consolidated Statements of Operations.

(f)
Includes noncash pension and postretirement costs, severance expense, accretion expense, insurance settlement gain and other items included in “Selling, general and administrative expenses” and “Cost of goods sold” in the unaudited Consolidated Statements of Operations.

(g)	No income tax impact given full valuation allowance except for South Africa related restructuring costs.

The following table reconciles income (loss) from operations, the comparable measure for segment reporting under U.S. GAAP, to Adjusted EBITDA by segment for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

TiO2 segment	$93	$18	$261	$6
Corporate	(33)	(17)	(123)	(62)
Income (loss) from operations (U.S. GAAP)	60	1	138	(56)

TiO2 segment	45	44	177	171
Corporate	1	2	5	6
Depreciation, depletion and amortization expense	46	46	182	177

TiO2 segment	18	18	62	59
Corporate	11	(5)	38	(14)
Other	29	13	100	45

TiO2 segment	156	80	500	236
Corporate	(21)	(20)	(80)	(70)
Adjusted EBITDA (non-U.S. GAAP)	$135	$60	$420	$166

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TRONOX LIMITED
REVISION OF PREVIOUSLY ISSUED
CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Millions of U.S. dollars)

Unaudited Consolidated Statement of Operations

	Three Months Ended December 31, 2016			Year Ended December 31, 2016
	As Reported (1)	Adjustment	Revised	As Reported (1)	Adjustment	Revised
Net sales	$352	$-	$352	$1,309	$-	$1,309
Cost of goods sold	298	-	298	1,175	-	1,175
Gross profit	54	-	54	134	-	134
Selling, general and administrative expenses	(54)	-	(54)	(185)	(4)	(189)
Income (loss) from operations	1	-	1	(52)	(4)	(56)
Other income (expense), net	(5)	-	(5)	(27)	-	(27)
Income (loss) from continuing operations before income taxes	(51)	-	(51)	(260)	(4)	(264)
Net income (loss) from continuing operations	100	(1)	99	(135)	(4)	(139)
Income (loss) from discontinued operations, net of tax	24	-	24	77	2	79
Net income (loss) attributable to Tronox Limited	122	(1)	121	(59)	(2)	(61)
Net income (loss) per share from continuing operations, basic	0.84	-	0.84	(1.17)	(0.03)	(1.20)
Net income (loss) per share from discontinued operations, basic	0.21	-	0.21	0.67	0.01	0.68
Net income (loss) per share from continuing operations, diluted	0.81	-	0.81	(1.17)	(0.03)	(1.20)
Net income (loss) per share from discontinued operations, diluted	0.20	-	0.20	0.67	0.01	0.68
Weighted average shares outstanding, basic (in thousands)	116,319	116,319	116,319	116,161	116,161	116,161
Weighted average shares outstanding, diluted (in thousands)	120,881	120,881	120,881	116,161	116,161	116,161

Unaudited Consolidated Balance Sheet

	December 31, 2016
	As Reported (1)	Adjustment	Revised
Current assets of continuing operations	$1,067	$-	$1,067
Total assets of discontinued operations	1,668	3	1,671
Total current assets	2,735	3	2,738
Total assets	4,961	3	4,964
Accrued liabilities	138	11	149
Current liabilities of continuing operations	443	10	453
Total liabilities of discontinued operations	110	1	111
Total current liabilities	553	11	564
Total liabilities	3,800	11	3,811
Accumulated deficit	(13)	(6)	(19)
Accumulated other comprehensive loss	(495)	(2)	(497)
Total Tronox Limited shareholders' equity	1,017	(8)	1,009
Total equity	1,161	(8)	1,153
Total liabilities and equity	4,961	3	4,964

(1) Amounts reflect the results of Alkali as discontinued operations.

Unaudited Consolidated Statement of Cash Flows

There was no net impact to operating, investing and financing cash flows from the revisions for continuing operations for the year ended December 31, 2016.

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